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                                 April 14, 1995



Board of Directors
Western Micro Technology, Inc.
12900 Saratoga Avenue
Saratoga, CA 95070


          Re: Potential Acquisition of Assets Comprising the Component Distribution Business of Western Micro Technology, Inc.


Gentlemen:

          1. By this letter, Reptron Electronics, Inc., a Florida corporation, expresses its intent to purchase all of the assets comprising the electronic component distribution business (the "Assets") of Western Micro Technology, Inc., a California corporation ("Western"), including but not limited to:

          a.       Accounts Receivable;

          b.       Inventory;

          c.       Furniture and fixtures;

          d.       Customer/prospective customer lists;

          e.       Open sales orders ("Backlog");

          f.       Request for quotations;

          g. All real estate and personal property leases and the rights incident thereto (excepting therefrom (1) the warehouse facility located in Campbell, California, (2) the office facility located in Burr Ridge, Illinois, and (3) the office facility in Raleigh, North Carolina); provided, however, that Reptron shall assume 50% of the obligations under the lease for the office facility located in Saratoga, California until Western has vacated the space, at which time Reptron shall assume all of the obligations under such lease.
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Board of Directors
Western Micro Technology, Inc.
April 14, 1995
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          h.       Rights under contracts and agreements, including the full
                   benefit of any and all orders, oral or in writing, placed with and accepted by Western on or prior to the Date of Closing, which have not been completely performed or filled prior to the date of closing;

          i. All competition and confidentiality agreements and running to the benefit of Western executed by persons who were employed and/or associated with the electronic component distribution business;

          j. Hold harmless and indemnification covenants running to the benefit of Western incident to and in connection with the electronic component distribution business;

          k. Deposits placed as collateral for commercial letters of credit issued in connection with any transaction associated with the electronic component distribution business;

          l. Computer software attendant to the electronic component distribution business;

          m. Copies of all personnel records for those Western employees who are hired by Reptron as of or subsequent to the Date of Closing;

          n. The interests of Western in any and all claims of Western attendant to the electronic component distribution business against any other person, whether now or hereafter accrued, contingent or otherwise, known or unknown, including, but not limited to claims for collection or indemnity, claims in bankruptcy, claims for contribution and choses in action.

The Assets purchased shall be free and clear of all liens, encumbrances and security interests. Reptron will also agree to assume certain liabilities of Western, consisting of the leases identified in paragraph 1.g above, all accounts payable relating to the electronic component distribution business as of the Date of Closing and open purchase orders relating to the electronic component distribution business as of the Date of Closing. The amount of the accounts payable as of the Date of Closing shall not exceed the amount of the Purchase Price. In addition, Reptron will agree to offer employment to certain identified
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Board of Directors
Western Micro Technology, Inc.
April 14, 1995
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Western employees on terms and conditions (i.e., benefits) similar to Reptron's similarly situated employees.

          2. The purchase of the Assets shall be in conformity with the terms and conditions of definitive Purchase Agreement ("Agreement") anticipated to be subsequently negotiated between the parties. Except for Paragraphs 3, 4 and 5 hereof, this letter is not contractual in nature, notwithstanding the signature of each party hereto, and reflects only the intention to proceed toward the negotiation of an Agreement. Notwithstanding anything in this letter to the contrary, and further notwithstanding the limited specificity herein of elements that may be encompassed in an Agreement, if negotiated, if the parties do not negotiate, execute and deliver an Agreement by the earlier of: (i) May 5, 1995 or (ii) Reptron's prior written notice to Western that it will no longer proceed in this regard, this expression of interest shall thereafter cease, and, except as set forth in Paragraphs 3, 4 and 5, neither Reptron nor Western shall have any obligation or claims against the other by way of damages or specific performance, including, but not limited to any claims for the failure of the parties to successfully negotiate the Agreement for whatever reason. If such an Agreement is executed and delivered, its terms shall control the respective rights and obligations of the parties and the conditions and procedures of closing (hereinafter referred to as "Date of Closing"). The Agreement may, among other matters, contain the following:

          a. The purchase price (the "Purchase Price") for the Assets shall be $100,000 plus the sum of the net book value (determined under GAAP and as for financial statement reporting purposes as of the last business day immediately proceeding the Date of Closing) of the following:

                   (i) All Accounts Receivable representing sales made by the electronic component distribution business as of the Date of Closing (the "Accounts Receivable Amount").

                   (ii) All Inventory of the electronic component distribution business on hand on the Date of Closing (the "Inventory Amount").

                   (iii) The net book value of all furniture and fixtures of the electronic component distribution business (the "Furniture and Fixture Amount").
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Board of Directors
Western Micro Technology, Inc.
April 14, 1995
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          b.       The Purchase Price shall be remitted by Reptron to Western by wire transfer on the Closing Date. The amount remitted shall equal $100,000 plus the difference between: (1) the sum of: (A) the Accounts Receivable Amount, (B) the Inventory Amount, and (C) the Furniture and Fixture Amount and, (2) an amount equal to the sum of the Accounts Payable assumed by Reptron on the Date of Closing.

          c. On the Closing Date, Western shall place a portion of the proceeds from the Purchase Price in an escrow account with a third-party escrow agent selected by mutual agreement of the parties, which escrow shall be maintained for a period of seven months from the Date of Closing (the "Escrow Account"). The amount deposited in the Escrow Account shall represent the aggregate value of (i) all Accounts Receivable of any customer account any portion of which is aged over ninety days as of the Date of Closing and (ii) all Inventory on hand on the Closing Date (A) for which Western does not have in effect a franchise agreement as of the Date of Closing, (B) which has no price or stock rotation protection, (C) which is nonreturnable and noncancellable or
                   (D) which represents Mitsubishi products. (Based solely on an estimate of these amounts as of the date hereof, the amount that would be deposited in the Escrow Account would be $1,700,000; provided, however, that this number is provided for informational purposes only and the actual amount to be deposited in the Escrow Account on the Closing Date will be based on amounts as of the Date of Closing.)
                   If within 90 days of the Date of Closing, any such Accounts Receivable have not been collected by Reptron or if within six months of the Date of Closing any such Inventory has not been sold by Reptron, Reptron may recover the full value of such Accounts Receivable or the book value (i.e., escrowed amount) of such Inventory out of the Escrow Account, so long as Reptron assigns such Accounts Receivable or Inventory, as the case may be, to Western.

          d. Mechanisms for delivery of the purchase price which reflect the timing constraints, vis-a-vis closing, in the determining by way of example the balance due on accounts, and balance on or various liabilities assumed by Reptron on the Date of Closing.
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Board of Directors
Western Micro Technology, Inc.
April 14, 1995
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          e.       Representation and warranties and other covenants (including conduct of the business between signing and closing) customary in transactions of this type and acceptable to the parties. Western shall not be required to make any representations and warranties regarding the use, fitness or salability of the Inventory, future performance of the business of the Assets or collectability of the Accounts Receivable. Indemnification shall be limited to breaches of representations and warranties and claims must be made within one year of the Date of Closing.

          f. Conditions precedent to Reptron's obligation to enter into a definitive agreement or close the transaction, as appropriate, including, but not limited to the following:

                   (i) Prior to signing a definitive agreement, Reptron's satisfaction of the results of its due diligence review, which shall be completed on or before May 5, 1995. In the event an Agreement is executed, the due diligence period may be extended as therein agreed by the parties. Such due diligence examination shall include examination of all tangible assets and review of all books and records, contracts and agreements and other relevant documents of the electronic component distribution business by Western.

                   (ii) Prior to signing a definitive agreement, the securing by Reptron of a written commitment and/or contract from Ron Mabry for post-closing employment by Reptron under acceptable terms and conditions.

                   (iii) Prior to signing a definitive agreement, satisfactory conclusion of negotiations between Reptron and the landlords of the Western sales and administration offices, including, if applicable, the costs associated with early termination of the Saratoga, California lease.

                   (iv) No litigation shall have been commenced or threatened, the effect of which could restrain or prevent the carrying out of the transaction contemplated in the Agreement, or in which an unfavorable result could have a material
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Board of Directors
Western Micro Technology, Inc.
April 14, 1995
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                           adverse affect on the electronic component
                           distribution business of Western.

                   (v) Compliance by Western with all applicable and federal and local law.

                   (vi) Prior to signing a definitive agreement, procurement of franchise agreements under Reptron's existing franchise arrangements for the sale of product in the territories now serviced by Western.

                   (vii) Reptron shall obtain franchise agreements for the sale of the product lines currently sold by Western.

                   (viii) Consents by all governmental agencies and/or approval and/or consents by third parties which are necessary or required in order for Reptron to acquire the Assets and conduct the electronic component distribution business as currently conducted by Western.

                   (ix) All provisions of applicable bulk sales statutes in each jurisdiction in which applicable shall have been complied with.

                   (x)     Approval as required by the shareholders of Western.

                   (xi) Written waiver by NationsBank of applicable covenants as contained in Reptron's lending agreements.

          g. Conditions precedent to Western's obligation to enter into a definitive agreement or close the transaction, as appropriate, including, but not limited to the following:

                   (i) No litigation shall have been commenced or threatened, the effect of which could restrain or prevent the carrying out of the transaction contemplated in the Agreement, or in which an unfavorable result could have a material adverse affect on the electronic component distribution business of Western.
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Board of Directors
Western Micro Technology, Inc.
April 14, 1995
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                   (ii)    Compliance by Reptron with all applicable and
                           federal and local law.

                   (iii) Consents by all governmental agencies and/or approval and/or consents by third parties which are necessary or required in order for Reptron to acquire the Assets and conduct the electronic component distribution business as currently conducted by Western.

                   (iv)    Approval as required by the shareholders of Western.

          3. Immediately following the execution of this Letter of Intent, Western shall provide access to its books, records, documents and other matters as are deemed required to be examined by Reptron so that it may conduct its due diligence examination as described above. Reptron shall not, for a period of 2 years following the cessation of the due diligence examination, disclose the information obtained during that process or, if negotiations proceed toward an Agreement, further information obtained during those negotiations. Reptron may however disclose such information to those officers, employees, directors, attorneys, accountants or financial advisors of Reptron who need to know such information for purposes of assisting Reptron in connection with this potential transaction, or as may be required by law upon advice of counsel. Reptron shall require all of said foregoing persons to whom such information is disclosed not to disclose any such information to others in violation of this restriction. This restriction shall not apply to any information which:

          (a) At the time of the disclosure or thereafter is generally available to or known by the public other than as a result of an improper disclosure directly or indirectly by Reptron.

          (b) Was available to Reptron from a source other than Western or its officers, employees, agents or attorneys, provided that such source is or was not
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Board of Directors
Western Micro Technology, Inc.
April 14, 1995
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                   bound by a confidentiality agreement or obligation with
                   Western, to which such covenants are known to have existed by Reptron.

          (c) Has been developed by Reptron without violation of the above restriction.

If an Agreement is not executed by May 5, 1995, Reptron shall, upon the request of Western, return any and all records and/or copies thereof which had been provided by Western during this process. In addition, information disclosed to Reptron by Western in connection with the due diligence process described above or during negotiations if they commence, other than information received or made available to Reptron under subparagraph (a), (b) or (c) above, may be used by Reptron only for the sole purpose of determining whether to enter into negotiations of a definitive purchase agreement.

          4. Immediately following full execution of this Letter of Intent, the parties shall prepare a mutually acceptable and joint press release acknowledging the fact that this Letter of Intent has been signed and such other matters as are mutually deemed appropriate. But for said press release, such other releases, or communication including discussions with Western's vendors and employees, all of which being mutually acceptable to each of Reptron and Western, and requisite filings with federal or state agencies, the continuing negotiations contemplated herein are to be held in the strictest of confidence, disclosure of which being limited to only those employees and representatives of each of Western and Reptron who need to know the existence of those discussions and this process or as otherwise required by law. Each of Reptron and Western will direct those individuals to maintain the confidentiality of these discussions and that process.

          5. Western shall not from the date of this letter until May 5, 1995, directly or indirectly, through any director, officer, agent, financial advisor or otherwise, solicit, initiate, consider, entertain or encourage submissions of proposals, offers or letters of intent from any person or entity related to: (1) any acquisition or purchase of all or any portion of the Assets or (ii) to the extent approval is required by Western, the purchase from Western, by way of merger or otherwise, of voting shares or instruments through which voting
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Board of Directors
Western Micro Technology, Inc.
April 14, 1995
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shares may be acquired, other than through employee or director stock options.

          Your counter-signature to this letter will acknowledge that the due diligence period for Reptron's examination of your records will have commenced, and your agreement to the covenants contained in Paragraphs 3, 4 and 5.

                                        Reptron Electronics, Inc.


                                        /s/  Michael L. Musto
                                        --------------------------------------
                                        By:  Michael L. Musto
                                        Its President


AGREED TO AND ACCEPTED BY:

Western Micro Technology, Inc.

/s/  William H. Welling
- ------------------------------
By:  William H. Welling
A Director

cc:  James L. Kochman